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                                                                      Exhibit 5

                                   AGREEMENT

         The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on
Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Common Stock, par value $.01 per share, of Panavision Inc.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all so executed shall constitute the agreement.

Dated:  August 4, 2000        SONY CORPORATION


                              By:      /s/ Tamotsu Iba
                                       ----------------------------------------
                                       Name:  Tamotsu Iba
                                       Title: Vice Chairman

                              SONY ELECTRONICS INC.


                              By:       /s/ Frank M. Lesher
                                       ----------------------------------------
                                       Name:  Frank M. Lesher
                                       Title: Executive Vice President,
                                              General Counsel and
                                              Secretary